UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2018

FlexShopper, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37945	20-5456087
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2700 North Military Trail, Ste. 200 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(855) 353-9289

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2018, FlexShopper, Inc. (the “Company”), through a wholly-owned indirect subsidiary (the “Borrower”), entered into Amendment No. 6 (including related documentation, the “Amendment”) to the Credit Agreement originally entered into on March 6, 2015 by and among the Borrower and WE 2014-1, LLC (individually, “Waterfall” and, in its capacity as administrative agent under the Credit Agreement, the “Administrative Agent”), an affiliate of Waterfall Asset Management, LLC, and certain other lenders thereunder from time to time (as amended from time to time, the “Credit Agreement”).  The Amendment amended the Credit Agreement to provide that if the Company raises at least $20 million in equity funding (the “Equity Raise”) on or before July 31, 2018, the Commitment Termination Date (as defined in the Credit Agreement) will be extended to February 28, 2021; provided, however, if the Equity Raise is not completed on or before July 31, 2018, the Commitment Termination Date will be a date determined by the Administrative Agent in its sole discretion, but in no event earlier than July 31, 2018 or later than August 31, 2020.

Additionally, the Amendment amended the Credit Agreement to provide that, among other things, (1) if the Company completes the Equity Raise on or before July 31, 2018, the interest rate margin on loans under the Credit Agreement will be reduced to a low double digit percentage per annum; (2) a portion of interest accruing on loans under the Credit Agreement (3% per annum) is payable-in-kind and capitalizes monthly until the earlier of the completion of the Equity Raise and July 31, 2018, whereupon such interest will be payable in full in cash; (3) advance rates are increased to allow the Borrower potential additional borrowing capacity under the Credit Agreement and the borrowing base is modified in respect of certain Eligible Leases (as defined in the Credit Agreement); and (4) certain permitted debt and financial covenants are modified.

In connection with the Borrower’s entry into the Amendment, the Company issued to Waterfall a warrant exercisable for 175,000 shares of the Company’s common stock at a per share exercise price of $0.01 (the “Warrant”). Additionally, the Company amended its Investor Rights Agreements, dated as of March 6, 2015 and June 10, 2016, respectively (the “Investor Rights Agreement Amendments”), to clarify that the Company’s issuance of the Warrant is a “Permitted Issuance” under such Investor Rights Agreements and thus not subject to any preemptive rights thereunder.

Copies of the Amendment and the Investor Rights Agreement Amendments are filed with this report as Exhibits 10.1, 10.2 and 10.3, respectively, and are hereby incorporated by reference herein. The foregoing descriptions of the Amendment and the Investor Rights Agreement Amendments do not purport to be complete and are qualified in their entirety by reference to the full text of such documents.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
10.1	Amendment No. 6 to Credit Agreement, dated April 3, 2018, between FlexShopper 2, LLC and WE 2014-1, LLC.
10.2	Amendment No. 1 to Investor Rights Agreement, dated April 3, 2018, by and among the Company, the Management Stockholders and affiliates of Waterfall.
10.3	Amendment No. 1 to Investor Rights Agreement, dated April 3, 2018, by and among the Company, B2 FIE V LLC and the other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FlexShopper, Inc.

April 6, 2018	By:	/s/ Brad Bernstein
Brad Bernstein, Chief Executive Officer

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